                                                          Exhibit 14(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Waddell & Reed Advisors Funds, Inc. on Form N-14 of our report dated
February 7, 2003 appearing in the Annual Report to Shareholders of Ivy
Cundill Global Value Fund, Ivy Developing Markets Fund, Ivy European
Opportunities Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy
Global Science & Technology Fund, Ivy International Fund, Ivy International
Small Companies Fund, Ivy International Value Fund, Ivy Pacific
Opportunities Fund, Ivy Growth Fund, Ivy US Blue Chip Fund, Ivy US Emerging
Growth Fund, Ivy Bond Fund and Ivy Money Market Fund, comprising Ivy Fund for the fiscal year ended December 31, 2002, which is also incorporated by reference in the Statement of Additional Information, which is part of such
Registration Statement. We also consent to the references to us under the caption "Other Service Providers for the W&R Fund and the Acquired Fund"
and "Financial Highlights" in the Combined Prospectus and Proxy Statement,
which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
April 29, 2003